Exhibit 99.1

LRR Energy, L.P. Announces Third Quarter 2012 Results

Houston, Texas (November 5, 2012) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three and nine months ended September 30, 2012.

Highlights for the three months ended September 30, 2012

•                              Reported quarterly records of average net production of 6,663 Boe per day and Adjusted EBITDA of $19.5 million (see reconciliation of Non-GAAP financial measures on page 9)

•                              Increased Distribution Coverage Ratio to 1.14x for the three months ended September 30, 2012 (see reconciliation of Non-GAAP financial measures on page 9)

•                              As planned, successfully completed eight new wells in our largest field, Red Lake, with better than expected initial production results

•                              Successfully completed the Nowata #1ST well at our Pecos Slope field, with strong initial production results

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “We are pleased with our record third quarter results.  Our strong quarter enabled us to increase our distribution and strengthen our distribution coverage ratio.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “During the third quarter, we continued to experience better than expected production results from our drilling program in our Red Lake field.”

Our financial statements for the nine months ended September 30, 2012 have been recast as if we had owned the assets acquired on June 1, 2012 from Lime Rock Resources since our initial public offering, as the transaction was between entities under common control.

Results for the three months ended September 30, 2012

•                              Total revenues were $9.2 million

•                              Net loss was $15.6 million and net loss per limited partner unit (basic and diluted) was $0.69

•                              Total cash capital expenditures were $13.1 million

•                              Distributable Cash Flow was $12.2 million (see reconciliation of Non-GAAP financial measures on page 9)

•                              Net losses on commodity derivative instruments totaled $15.7 million, including $5.8 million of realized gains and $21.5 million of unrealized losses

•                              Lease operating expenses (LOE) were $6.9 million, or $11.29 per Boe

•                              Production and ad valorem taxes were $2.0 million, or $3.24 per Boe

•                              Depletion and depreciation expense was $8.3 million, or $13.49 per Boe

•                              General and administrative expense was $2.3 million, or $3.74 per Boe

•                              Interest expense was $2.1 million

Recent Events

On October 15, 2012, LRR Energy announced that the Board of Directors of its general partner declared a cash distribution for the third quarter of 2012 of $0.4775 per outstanding unit, or $1.91 on an annualized basis.  The distribution will be paid on November 14, 2012 to all unitholders of record as of the close of business on October 30, 2012.

Our average net production for October 2012 was approximately 6,350 Boe/d.

2012 Guidance

We are increasing the low end of our production guidance range from 6,100 to 6,250 Boe/day. Our new range for full year 2012 production guidance is 6,250 to 6,400 Boe/day.  We are also reaffirming the following previously disclosed 2012 guidance.

LOE ($/Boe)	$10.50 - 11.00

Capital Expenditures ($MM)
Maintenance	$21.0
Growth and other	10.0
Total	$31.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of September 30, 2012, LRR Energy had the following outstanding derivative contracts.

	Index	2012	2013	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	1,067,511	7,267,590	5,876,099	5,326,561	4,878,990	2,558,556
Weighted average price		$5.70	$5.15	$5.52	$5.71	$4.28	$4.54

Basis swaps (MMBTUs)	NYMEX	1,697,238	5,928,340	5,242,959	4,707,727	95,710	—
Weighted average price		$(0.1114)	$(0.1432)	$(0.1559)	$(0.1698)	$(0.1087)	$—

Collars (MMBTUs)	NYMEX-HH	697,429	—	—	—	—	—
Floor-Ceiling price		$4.75/7.31	$—	$—	$—	$—	$—

Puts (MMBTUs)	NYMEX-HH	96,635	178,710	—	—	—	—
Strike price		$2.00	$3.00	$—	$—	$—	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	151,045	620,772	460,926	398,253	352,804	—
Weighted average price		$98.31	$95.19	$96.29	$94.49	$85.94	$—

Puts (BBLs)	NYMEX-WTI	4,085	—	—	—	—	—
Strike price		$70.00	$—	$—	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	45,598	144,323	—	—	—	—
Weighted average price		$51.29	$50.49	$—	$—	$—	$—

Subsequent to September 30, 2012, LRR Energy entered into the following commodity hedges.

	Index	2017
Gas Hedges
Price swaps (MMBTUs)	NYMEX-HH	2,046,840
Weighted average price		$4.71

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than November 14, 2012. The 10-Q will be available on the Investor Relations page of LRR Energy’s website, www.lrrenergy.com, or from the Securities and Exchange Commission website, www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call this morning, Monday, November 5, 2012 at 10:00 a.m. EST (9:00 a.m. CST) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 38666176). It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast, titled “LRR Energy, L.P. Third Quarter 2012 Results Conference Call,” from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through November 13, 2012. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 38666176).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements in this press release relate to, among other things, LRR Energy’s expectations regarding future results, production volumes, lease operating expenses and capital expenditures. Actual results and future events could differ materially from those anticipated or implied in such statements. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. Other than required under the securities laws, LRR Energy does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

For the Three and Nine Months Ended September 30, 2012

(unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012
Production:
Oil (MBbls)	192	530
Natural gas (MMcf)	2,026	6,098
NGLs (MBbls)	83	214
Total (MBoe)	613	1,760
Average net production (Boe/d)	6,663	6,423

Average sales price:
Oil (per Bbl):
Sales price	$85.95	$89.46
Effect of realized commodity derivative instruments	5.54	4.03
Realized sales price	$91.49	$93.49

Natural gas (per Mcf):
Sales price	$2.81	$2.54
Effect of realized commodity derivative instruments	2.04	2.40
Realized sales price	$4.85	$4.94

NGLs (per Bbl):
Sales price	$31.72	$39.27
Effect of realized commodity derivative instruments	7.30	5.11
Realized sales price	$39.02	$44.38

Average unit costs per Boe:
Lease operating expenses	$11.29	$11.43
Production and ad valorem taxes	$3.24	$3.04
General and administrative expenses	$3.74	$4.88
Depletion and depreciation	$13.49	$15.98

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

For the Three and Nine Months Ended September 30, 2012

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012

Revenues:
Oil sales	$16,502	$47,415
Natural gas sales	5,691	15,477
Natural gas liquids sales	2,633	8,403
Realized gain on commodity derivative instruments	5,808	17,876
Unrealized loss on commodity derivative instruments	(21,463)	(10,455)
Other income	30	33
Total revenues	9,201	78,749

Operating expenses:
Lease operating expense	6,919	20,127
Production and ad valorem taxes	1,987	5,348
Depletion and depreciation	8,267	28,126
Impairment of oil and natural gas properties	451	3,544
Accretion expense	369	1,086
Loss (gain) on settlement of asset retirement obligations	94	(14)
General and administrative expense	2,294	8,595
Total operating expenses	20,381	66,812

Operating income (loss)	(11,180)	11,937

Other income (expense), net
Interest expense	(2,081)	(4,541)
Realized loss on interest rate derivative instruments	(153)	(294)
Unrealized loss on interest rate derivative instruments	(2,124)	(4,171)
Other income (expense), net	(4,358)	(9,006)

Income (loss) before taxes	(15,538)	2,931
Income tax expense	(20)	(170)
Net income (loss)	$(15,558)	$2,761
Net income (loss) attributable to predecessor operations	—	(2,265)
Net income (loss) available to unitholders	$(15,558)	$496

Computation of net income (loss) per limited partner unit:

General partners’ interest in net income (loss)	$(16)	$—

Limited partners’ interest in net income (loss)	$(15,542)	$496

Net income (loss) per limited partner unit	$(0.69)	$0.02

Weighted average number of limited partner units outstanding	22,428	22,426

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

For the Nine Months Ended September 30, 2012

(in thousands)

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,761
Adjustments to reconcile net income to net cash provided by operating activities
Depletion and depreciation	28,126
Impairment of oil and natural gas properties	3,544
Unrealized loss on derivative instruments, net	14,626
Accretion expense	1,086
Amortization of equity awards	231
Amortization of deferred financing costs and other	270
Gain on settlement of asset retirement obligations	(14)
Purchase of derivative contracts	(59)
Changes in operating assets and liabilities
Change in receivables	4,891
Change in prepaid expenses	58
Change in trade accounts payable and accrued liabilities	(2,245)
Change in amounts due from affiliates	(3,001)
Net cash provided by operating activities	50,274

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	(1,008)
Development of oil and natural gas properties	(25,652)
Expenditures for other property and equipment	(16)
Net cash used in investing activities	(26,676)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution to Fund I	(4,869)
Deferred financing costs	(561)
Borrowings under revolving credit facility	77,200
Payments on revolving credit facility	(50,000)
Borrowings under term loan	50,000
Distribution to Fund I	(64,038)
Distributions to unitholders	(26,542)
Net cash used in financing activities	(18,810)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,788

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	1,513

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$6,301

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	960
Asset retirement obligations	(257)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

September 30, 2012

(in thousands, except unit amounts)

(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$6,301
Accounts receivable	8,033
Commodity derivative instruments	15,461
Amounts due from affiliates	2,465
Prepaid expenses	520
Total current assets	32,780

Property and equipment (successful efforts method)	752,640
Accumulated depletion, depreciation and impairment	(295,112)
Total property and equipment, net	457,528

Commodity derivative instruments	20,155
Deferred financing costs, net of accumulated amortization	1,664
TOTAL ASSETS	$512,127

LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$3,102
Accrued capital cost	2,381
Commodity derivative instruments	1,669
Interest rate derivative instruments	669
Asset retirement obligations	376
Total current liabilities	8,197

Long-term liabilities:
Commodity derivative instruments	1,458
Interest rate derivative instruments	3,502
Term loan	50,000
Revolving credit facility	183,000
Asset retirement obligations	24,857
Deferred tax liabilities	141
Total long-term liabilities	262,958
Total liabilities	271,155

Unitholders’ equity:
General partner (22,400 units issued and outstanding as of September 30, 2012)	406
Public common unitholders (10,608,000 units issued and outstanding as of September 30, 2012)	175,164
Affiliated common unitholders (5,049,600 units issued and outstanding as of September 30, 2012)	28,087
Subordinated unitholders (6,720,000 units issued and outstanding as of September 30, 2012)	37,315
Total unitholders’ equity	240,972
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$512,127

LRR Energy, L.P.

Non-GAAP Reconciliation

For the Three and Nine Months Ended September 30, 2012

(in thousands)

(unaudited)

We define Adjusted EBITDA as net income (loss) plus income tax expense (benefit); interest expense-net, including realized and unrealized losses on interest rate derivative contracts; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; (gain) loss on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; impairment of oil and natural gas properties; less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that we deem appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of our outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis and the ability of our assets to generate sufficient cash flow to make distributions to our unitholders.

Our management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio in the same manner. The following table presents a reconciliations of Adjusted EBITDA to net income, our most directly comparable GAAP financial performance measure, for the three and nine months ended September 30, 2012.

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012
Net income (loss)	$(15,558)	$2,761
Income tax expense	20	170
Interest expense, net	4,358	9,006
Depletion and depreciation	8,267	28,126
Accretion of asset retirement obligations	369	1,086
Amortization of equity awards	81	231
(Gain) loss on settlement of asset retirement obligations	94	(14)
Unrealized losses on commodity derivative instruments	21,463	10,455
Impairment of oil and natural gas properties	451	3,544
Interest income	—	—
Unrealized gain on commodity derivative instruments	—	—
Adjusted EBITDA	$19,545	$55,365

The following table presents a reconciliation of Distributable Cash Flow and the Distribution Coverage Ratio to Adjusted EBITDA for the three and nine months ended September 30, 2012. Adjusted EBITDA is reconciled to net income, our most directly comparable GAAP financial performance measure, above.

	Three Months Ended	Nine Months Ended
	September 30, 2012	September 30, 2012
Adjusted EBITDA	$19,545	$55,365
Income tax expense	(20)	(170)
Cash Interest expense	(2,080)	(4,570)
Estimated maintenance capital (1)	(5,250)	(15,750)
Distributable Cash Flow	$12,195	$34,875
Cash distribution	$10,720	$32,049
Distribution Coverage Ratio	1.14x	1.09x

(1)          Amount represents annual amount pro-rated for the period.